UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) March 18th, 2015

Imagination TV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53278	42-1662836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3915 San Fernando Rd. Glendale, California	91204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 362-2428

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Series A Convertible Preferred Stock Conversion

The Company CEO Steven Samblis has elected to convert 35 million shares of the Series A Convertible Preferred share which he holds into 350 million shares of Imagination TV common shares.

On Wednesday, March 18th, 2015 the Board approved the conversion.

The total common shares issued and outstanding upon this conversion are 426,256,51.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imagination TV, Inc.

Date: March 19, 2015	By:	/s/ Steven M Samblis
Steven M Samblis Chief Executive Officer